                                 LICENSING AGREEMENT

This Agreement is entered into as of this 31st day of October, 1993, by and between Toomim Research Group, a partnership ("Licensor") and Myo Diagnostic Ltd., a California Corporation ("Licensee") (collectively, the "Parties").

                                       RECITALS

    A. WHEREAS, Licensor has developed (i) unique technology for the measurement of muscle interrelationships and reporting of muscle dysfunction and the monitoring of treatment of dysfunctional muscles including, but not limited to, certain unique measuring and correlation instrumentation (the "Instruments") and computer hardware including, but not limited to, schematics, board layouts, parts tests, functional descriptions and testing procedures, and unique technology (collectively, the "Technology"); (ii) computer software to accept data as collected by the Instruments and analyze the data including, but not limited to, the use of algorithms (the "Software"); (iii) certain examination procedures and protocols and other processes (the "Processes") for which patents have been applied; and (iv) a presentation of the results derived from the Software wherein certain findings are presented and graphic presentation of those findings called functional images are presented (the "Reports"); and

    B. WHEREAS, Licensor's Instruments, Technology, Software, Processes and Reports are directed toward the evaluation and treatment of muscle dysfunction in the back, arms and legs; and

    C. WHEREAS, Licensor's Instruments, Technology, Software, Processes and Reports can be the basis for development of other related and/or derivative technology (the "Derivative Technology") for purposes other than the evaluation and treatment of muscle dysfunction in the back, arms and legs; and

    D. WHEREAS, Licensor has the exclusive rights to manufacture and market the Instruments, Technology, Software and Processes (collectively, the "Product") and the Reports which derive from it; and

    E. WHEREAS, Licensee desires to obtain an exclusive license to manufacture, market, sell, distribute and further develop the Product and Report and to design, develop, manufacture, market, sell and distribute Derivative Technology;

NOW, THEREFORE, in consideration of the mutual terms, conditions and covenants hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto, hereby agree as follows:

1.  GRANTING OF LICENSE:

    (a) Licensor hereby grants to Licensee the exclusive right to manufacture, market, sell, distribute and further develop the Product and any Derivative Technology throughout the world for a period commencing on August 1, 1993 (the "Effective Date") and ending Twenty (20) years from the Effective Date (the "Initial Term"), unless sooner terminated pursuant to this Agreement.

    (b) Licensor grants to Licensee the right to sub-license any or all of the rights granted under this Agreement, provided that Licensee obtains the prior written consent of Licensor, which consent shall not be unreasonably withheld, and further provided that at a minimum, any sub-license is subject to the restrictions on sub-license by Licensor contained in this Agreement and subject to the same provisions for the benefit of Licensor contained in this Agreement, including but not limited to the provisions relating to Royalty Payments, Confidentiality and Non-Competition.

    (c) Licensor shall have the right to freely transfer and/or assign any and all rights granted under this Agreement. Licensee shall have the right to transfer and/or assign any and all rights under this Agreement, provided that Licensee obtains the prior written consent of Licensor, which consent shall not be unreasonably withheld, and further provided that at a minimum, any assignment or transfer is subject to the restrictions on assignment or transfer by Licensor contained in this Agreement and subject to the same provisions for the benefit of Licensor contained in this Agreement, including but not limited to the provisions relating to Royalty Payments, Confidentiality and Non-Competition.

    (d) It is mutually agreed that either Party may terminate this Agreement at the end of the Initial Term by giving the other Party written notice thereof at least six (6) months, but no more than one (1) year prior to the end of the Initial Term. Should either Party fail to give such notice, then this Agreement shall continue in full force and effect upon the same terms and conditions in force immediately prior to the expiration of the Initial Term, for an additional period of Ten (10) years (the "Renewal Term"). During any Renewal Term, either Party may terminate this Agreement at the end of such Renewal Term by giving six
(6) months', but no more than one (1) year's written notice of its intention to terminate at any time prior to the expiration of the then current term. Should either Party fail to give such notice, then this Agreement shall continue in full force and effect upon the same terms and conditions in force immediately prior to the expiration of such Renewal Term, for an additional Renewal Term.

    (e) Notwithstanding the provisions of Paragraph 1(d) of this Agreement, Licensor shall have no right pursuant to Paragraph 1(d) to terminate this Agreement at the end of, or at any time after the Initial Term, if during the Initial Term, Licensee shall have paid to Licensor a minimum of $1,000,000 in royalties pursuant to this

Agreement.

2. RESPONSIBILITIES OF LICENSEE:(a) Licensee hereby accepts the right to manufacture, market, sell, distribute and further develop the Product and Report and agrees to do so in accordance with this Agreement. Licensee acknowledges and agrees, except with respect to the Derivative Technology, that Licensor shall retain sole right and title to any further developments of the Product and the Report.

    (b) Licensee shall manufacture the Product and Report in strict conformity with the specifications and standards provided to Licensee by Licensor. Licensor reserves the right to amend the specifications and standards from time to time. In addition, because of the value in preserving the reputation of Licensor, its principals and its products and inventions, Licensor shall have the right to approve or disapprove (in advance) of any processes, products, or procedures proposed by, used by or associated with Licensee in the sale, lease, rental, licensing and/or manufacture of the Product, the Report or any related product associated with the Product, with Licensor or with Licensor's principals.

    (c) Licensee shall provide all resources necessary to continue to develop and scientifically validate the Product and the Report. All improvements, additions and/or extensions of the Product and the Report developed by Licensee under the direction of Licensor or any of its additional partners shall remain the sole and exclusive property of Licensor. With the exception of the Derivative Technology, all additions and/or improvements made a part of the Product or any portion thereof shall belong to Licensor at the termination of this Agreement. However, the sole right and title to any and all Derivative Technology resulting from the further development efforts by Licensee shall remain with Licensee subject to the terms of Paragraphs 5 and 17 of this Agreement.

3. INDEPENDENT CONTRACTOR: Licensee is an independent contractor and nothing contained in this Agreement shall be deemed or interpreted to make Licensee the agent or legal representative of Licensor for any purpose whatsoever. Licensee is not granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Licensor, or to bind Licensor in any manner or fashion whatsoever.

4. MINIMUM REQUIREMENTS: Commencing with the Effective Date, Licensee shall make its best efforts to market the Product, to manufacture Instruments as required, and to provide all of the resources including funding, materials facilities and personnel to continue to develop the Product. Starting January 1, 1994, Licensee shall sell a minimum of one thousand (1,000) Reports and Five
(5) Instruments during each calendar year of this Agreement. Licensor may consider the total units of Reports and Instruments sold in any calendar year of this Agreement over and above the specified volume as cumulative, to be carried forward to the succeeding calendar year. Licensor shall waive the minimum required for sale of Instruments and Reports if Licensee sells in excess of Two Thousand (2,000) Reports in any calendar year of this Agreement.

5. ROYALTY PAYMENTS: Licensee shall pay to Licensor a royalty for the sale, lease or rental of the Product and the preparation of each Report as follows:

    (a) The lesser of (i) thirty dollars ($30) of the total revenue received by Licensee for each of the rust 10,000 times the Product is used to examine a patient and prepare a Report, or (ii) ten percent (10%) of the total revenue received by Licensee for each of the first 10,000 times the Product is used to examine a patient and prepare a Report.

    (b) After the first 10,000 times the Product is used to examine a patient and prepare a Report, five percent (5%) of the total revenue received by Licensee for each successive time the Product is used to examine a patient and prepare a Report not to be less than $12.50.

    (c) Five percent (5%) of the total revenue received by Licensee for each sale, lease, rental, license, transfer or assignment of each Instrument, Software Technology, and other Process to a party not owned or controlled by Licensee, and provided that Licensee has not already paid a royalty on such revenue pursuant to Paragraph 5(a) or (b) of this Agreement.

    (d) Three percent (3%) of the total revenue received by Licensee from the sale, lease, rental, license, transfer or assignment of any Derivative Technology developed by Licensee, and provided that Licensee has not already paid a royalty on such revenue pursuant to Paragraph 5(a), (b) or (c) of this Agreement.

6. PAYMENT OF ROYALTY: Licensee shall pay Licensor all royalties due under this Agreement, quarterly, on the 15th day of the month following the end of each calendar quarter. Licensee shall also provide quarterly reports to Licensor on the 15th day of the month following the end of each calendar quarter to accompany the royalty payments due at that time. Each such report shall contain basic information relating to the calculation of the royalty payment, including, but not limited to, the quantity and type of Product sold, leased or rented; the quantity and type of Derivative Technology sold, leased or rented; the number of Reports produced; the revenue generated by each of the foregoing; and an itemized calculation of the royalties paid and any deductions. In addition, Licensee shall, within thirty (30) days of the termination of this Agreement, make a full accounting of all royalties due to Licensor and shall pay all such royalties to Licensor. Each royalty payment, that is not received by Licensor by the twenty first

(21st) day of the month that such royalty is due, shall bear Interest at a rate which is equal to the lower of 10% per annum or the maximum limit on such interest charges established by law.

7. LICENSOR'S WARRANTIES: Licensor hereby warrants and represents to Licensee that:

    (a) Licensor is the developer and sole owner of the Product, the Report and of the rights thereto and has full right and authority to take the actions contemplated by this Agreement;

    (b) Licensor has not and will not grant (without Licensee's prior written approval) any other license in any way relating to the Product, the Reports or any Derivative Technology arising therefrom, unless required by law, to any person or entity other than Licensee during the term of this Agreement; and

    (c) Licensor owes no obligations and has contracted no liabilities affecting the Product, the Report or the Derivative Technology or any of the rights thereto, that will affect the consummation of the transactions contemplated under this Agreement.

8. LIMIT ON WARRANTIES: Other than representations and warranties contained above, LICENSEE ACKNOWLEDGES AND AGREES THAT THE PRODUCT AS WELL AS THE LICENSE FURNISHED HEREUNDER, AND ANY AND ALL OTHER GOODS, EQUIPMENT, PERSONAL PROPERTY AND RIGHTS ACQUIRED, LEASED, LICENSED OR OTHERWISE OBTAINED PURSUANT TO THIS AGREEMENT ARE TAKEN BY LICENSEE IN "AS IS" CONDITION "WITH ALL FAULTS" AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER FROM OR ON BEHALF OF LICENSOR OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE, OR WITH RESPECT TO THE VALUE, PROFITABILITY OR MARKETABILITY OF THE PRODUCT OR THE LICENSE. ANY SUCH WARRANTIES, REPRESENTATIONS, OR GUARANTEES WHETHER EXPRESS OR IMPLIED ARE DISCLAIMED.

IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, REVENUE OR PROFIT OR ANY CLAIM, DEMAND OR ACTIONS BY A THIRD PARTY) IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE EXISTENCE, FURNISHING, FUNCTIONING OR USE OF THE PRODUCT OR THE LICENSE FURNISHED HEREUNDER.

9. INFRINGEMENT: Each Party agrees to promptly notify the other Party of any potential infringement or misappropriation by a third party relating to the Product, the Reports or the Proprietary Information (as defined below), or any patents or copyrights which may hereinafter be issued relating to the aforementioned subjects. Within fourteen days (14) of such notice, Licensor, at its election, may institute proceedings seeking to enjoin and recover damages from such third party. Licensee, at its own cost and expense, shall have the right to join in any such proceeding in order to protect Licensee's interests. In the event that Licensor does not institute such proceedings, Licensee shall be entitled to seek such relief and remedies against such third party as it deems proper. The failure of Licensor to take action hereunder shall not excuse Licensee from its obligations and commitments under this Agreement.

10. FURTHER DEVELOPMENTS: In the event that during the term of this Agreement, Licensor develops or acquires any improvements, enhancements or information, relating to the Product or to the Report (the "Developments"), Licensor shall make such Developments known and available to Licensee and such Developments shall be automatically included within the scope of this Agreement and within the license granted hereunder with respect to the Product. With the exception that the definition of "Technology" used in this Agreement shall be expanded to include any such Developments, there shall be no change in the Royalty Payment provisions of Paragraph 5 of this Agreement as a result of any such developments.

11. INSPECTION OR PROPERTY, BOOKS AND RECORDS. Licensee covenants to Licensor that (i) it will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to Its business and activities, and (ii) it will permit any person designated in writing by Licensor to examine Licensee's corporate, financial and operating records and make copies thereof or abstracts therefrom in order to verify that the proper payments have been made by Licensee according to this Agreement, all st such reasonable times, upon reasonable notice and as often as may reasonably be desired.

12. FINANCIAL STATEMENTS AND REPORTS. Licensee covenants that it will also deliver to Licensor from time to time such additional information regarding the financial position, results of operations, business or prospects of Licensee as Licensor or may reasonably request.

13. INDEMNIFICATION BY LICENSEE: Licensee Covenants that it will protect, defend, hold harmless and indemnify Licensor, its partners, officers, employees and agents, from and against any and all expense, claims, actions, liabilities, attorneys' fees, damages and losses of any kind whatsoever (including, without limitation of the foregoing, death of or injury to persons and damage to property), actually or allegedly resulting from or connected with the operation of the Product, the Reports or the Derivative Technology (including, without limitation of the foregoing, goods sold, work done, services rendered or products utilized therein, operation of or defects in any machinery or equipment used in connection with the Product, the Reports, or the Derivative Technology or with Licensee's use of the License granted hereunder or arising out of any actual or alleged infringement of any patent or claim of patent, copyright or trademark, service mark, or trade name) or from the omission or commission of any act, lawful or unlawful, by Licensee or its agents, officers, directors or employees. Licensee hereby agrees that this indemnity shall survive the termination of this Agreement.

14. DEFAULT PROVISION. Notwithstanding any other provision contained In this Agreement, in the event that Licensee shall default in the performance of the terms and conditions of this Agreement on Licensee's part to be kept, performed and observed, including without limiting the generality of the foregoing, prompt payment of all royalties and other obligations incurred under the terms of this Agreement or the occurrence of a default under Paragraph 15 of this Agreement, this Agreement shall be subject to cancellation by Licensor upon fourteen (14) days written notice by Certified Mail, Return Receipt Requested, to Licensee, during which period of fourteen (14) days, Licensee shall have the right to remedy such default. Upon the remedying of such default, the cancellation notice shall have no further force or effect.

15. EVENTS OF DEFAULT. Notwithstanding any other provision contained in this Agreement, the happening of any one or more of the following events for any reason whatsoever (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) shall also constitute a default of this Agreement by Licensee:

    (a) The failure by Licensee to observe or perform any of its covenants, conditions or agreements contained in this Agreement;

    (b) If Licensee shall become insolvent or shall fail generally to pay its debts as they become due;

    (c) The assignment by Licensee of Licensee's property for the benefit of Licensee's creditors or the appointment of a receiver for any part of Licensee's property;

    (d) Any proceedings under any bankruptcy or insolvency law which shall have been commenced by or against Licensee.

    (e) The sale of the license granted hereunder or any other transaction which shifts the rights or liabilities of Licensee to another controlling interest without the prior written approval of Licensor.

16. PRODUCT LIABILITY. Licensee will maintain, with financially sound and reputable insurers, insurance on all property used, sold, leased, rented or licensed in the operation of its business in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against by companies of established repute engaged in the same or a similar business.

Licensee will furnish to Licensor upon written request full information as to the insurance so carried. Notwithstanding, and without limiting the generality of the foregoing, Licensee agrees that, at a minimum, it will obtain and maintain during the Initial Term of this Agreement and during any Renewal Term product liability insurance in the minimum amount of $1,000,000.

17. CONFIDENTIALITY: Licensee and Licensor agree that all information to be made available to Licensee, and to Licensor by Licensee, in connection with this Agreement, together with all data, studies, technical and scientific formulae, processes, methods, secrets, procedures and other know-how, whether or not in tangible form, related to the Product, the Reports and the Derivative Technology is confidential and proprietary information (the "Proprietary Information") and shall be disclosed only to those persons or entities to whom such disclosure is necessary for the proper exercise of that Parties business operations. Each Party further agrees to implement procedures and safeguards reasonably calculated to prevent any unauthorized disclosure by it to by any person or entity to whom proper disclosure has been made, which procedures and safeguards shall include the use of non-disclosure agreements and shall be at least equal to those measures taken by that Party with respect to the protection of its own most proprietary information. The foregoing obligations shall not extend to any information already in the possession of any recipient of such Proprietary Information, as evidenced by prior written records, or to any information subsequently and lawfully disclosed to the any recipient of such Proprietary Information by a party other than Licensor or Licensee, or to any information which is or becomes generally available to the public other than by any act or omission of the Party seeking to disclose such Proprietary Information.

18. NON-COMPETITION. In the event of the termination of this Agreement, whether voluntary or involuntary, Licensee agrees that Licensee will not for a period of three (3) years from the effective date of termination, engage in the manufacture, sale or distribution of the Product, the Report or any product similar to the Product in any country, state, county, or municipality where the Product or Report has been sold and where such a restriction is permitted by law. If at the time of such termination, this restriction is prohibited by the laws of the State of California, Licensee agrees to be bound by this provision in all other territories as outlined above.

19. SOLE AGREEMENT. It is agreed between the Parties that there are no oral or other agreements or understandings between them relating to the selling or servicing of the Product. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and is intended as a complete and exclusive statement of the full agreement between the Parties, and shall supersede all previous proposals, both oral and written, negotiations, representations, commitments, agreements (including without limitation of the foregoing the Contract and License Agreement by and between the Parties, entered into on February 1, 1993), writings, and all other communication between the Parties.

20. ARBITRATION. Should any dispute arise between the Parties relating to this Agreement, its terms or any or the rights, responsibilities or obligations of any of the Parties under this Agreement, the same shall be settled only by Arbitration in the State of California, under the then pertaining rules, guidelines and regulations of tile American Arbitration Association. The determination of the arbitrators shall be final and binding upon the Parties to any such arbitration and may be enforced in any court of appropriate jurisdiction.

21. ATTORNEY'S FEES: If any arbitration, or any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, or any of the rights, responsibilities or obligations of any of the Parties under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. The Parties agree that the provisions contained in this Paragraph shall survive the termination of this Agreement.

22. NOTICES: Unless specifically provided otherwise in this Agreement, any notice to either Party given in relation or pursuant to this Agreement shall be in writing and shall be delivered personally, by messenger or by mail, postage prepaid, addressed as set forth below or by telecopy with receipt confirmed by telephone. Service of any such communication shall be deemed made on the date of actual receipt at such address. Any party may, from time to time, by notice in writing served upon the other party as aforesaid, designate a different address, different person, or reasonable additional persons to whom all communications are thereafter to be made.

    If To Licensor:

    Toomim Research Group
    % Gerald Appel
    321 North La Peer Drive
    Beverly Hills, CA 90211

    If To Licensee:

    Myo Diagnostics, Inc.
    3710 S. Robertson Blvd., Suite 212
    Culver City, CA 90232

23. RECITALS: The Recitals to this Agreement are incorporated into this Agreement as though set forth in their entirety herein.

24. BINDING EFFECT: All covenants, agreements, warranties, and the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

25. PARTIAL INVALIDITY: If any provision in this Agreement is held by a court (or arbitrator) of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

26. HEADINGS: The paragraph headings in this Agreement are for convenience only and are not to be used in interpreting this Agreement.

27. WAIVER AND AMENDMENT: This Agreement may not be released, discharged, changed or modified except by an Instrument in writing duly signed by both Parties. A waiver of, or failure to enforce any provision contained in this Agreement on any occasion shall not be deemed to be a continuing waiver or a waiver on any other occasion.

28. ENTIRE AGREEMENT: The Parties have read the entire Agreement and agree to the terms and conditions contained herein.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed as of the date first written above.


TOOMIM RESEARCH GROUP                  MYO DIAGNOSTICS, INC.
(Licensor)                                  (Licensee)


BY:/s/ Hershel Toomim                  BY:/s/ Gerald D. Appel
   -----------------------                -----------------------
    Hershel Toomim                          Gerald D. Appel
                                                  President

/s/ Daniel J. Levendowski
--------------------------
Daniel J. Levendowski


/s/ Gerald D. Appel
--------------------------
Gerald D. Appel

                        AMENDMENT NO. ONE, WAIVER AND CONSENT

    This AMENDMENT NO. ONE, WAIVER AND CONSENT (this "Amendment"), is made as of December 23, 1994, by and between Toomim Research Group, a partnership ("Licensor"), and Myo Diagnostics, Inc., a California corporation ("Licensee").

                                       RECITALS

    A. WHEREAS, Licensor and Licensee are parties to that certain Licensing Agreement, dated as of October 31, 1993 (the "License Agreement"); and

    B. WHEREAS, the License Agreement was assigned by Licensee to Myo Diagnostics, A Limited Partnership, a California partnership, (the "Partnership") with the consent of Licensor; and

    C. WHEREAS, the Partnership has dissolved and the License Agreement has been assigned to Licensee; and

    D. WHEREAS, Licensor and Licensee desire to amend the License Agreement in certain respects, and Licensor is willing to waive compliance with certain provisions of the License and consent to the assignment of the License Agreement to Licensee;

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

    1. Licensor hereby waives compliance by Licensee or the Partnership, as the case may be, with the minimum sale requirements of Paragraph 4 of the Agreement for all periods prior to January 1, 1995.

    2. Licensor hereby consents to the assignment of the License Agreement from the Partnership to the Licensee and waives any requirement of the License Agreement that such consent be obtained prior to such assignment.

    3. Paragraph 4 of the Agreement is hereby amended to read in full as follows:

    "4. MINIMUM REQUIREMENTS: Commencing with the Effective Date, Licensee shall make its best efforts to market the Product, to manufacture Instruments as required, and to provide all of the resources including funding, materials, facilities and personnel to continue to develop the Product. Starting January 1, 1995, Licensee shall sell a minimum of one thousand (1,000) Reports during each calendar year of this Agreement.

    Licensor may consider the total units of Reports sold in any calendar year of this Agreement over and above the specified volume as cumulative, to be carried forward to the succeeding calendar year. If Licensor sells in excess of two thousand (2,000) Reports in any calendar year of this Agreement, Licensor hereby waives the minimum required for sale of Reports for all subsequent calendar years of this Agreement.

    4. Licensor hereby represents and warrants to Licensee that this Amendment has been duly executed and delivered by Licensor and that the License Agreement, as amended or modified by this Amendment constitutes the legal, valid, and binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

    5. Licenseer hereby represents and warrants to Licensor that this Amendment has been duly executed and delivered by Licensee and that the License Agreement, as amended or modified by this Amendment constitutes the legal, valid, and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

    6. This Amendment may be executed in two or more counterparts and by different parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

    IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

TOOMIM RESEARCH GROUP                  MYO DIAGNOSTICS, INC.
(Licensor)                                  (Licensee)


BY:/s/ Hershel Toomim                  BY:/s/ Gerald D. Appel
   -----------------------                -----------------------
    Hershel Toomim                          Gerald D. Appel
                                                  President


/s/ Daniel J. Levendowski
--------------------------
Daniel J. Levendowski



/s/ Gerald D. Appel
--------------------------
Gerald D. Appel

                        AMENDMENT NO. TWO, WAIVER AND CONSENT

This AMENDMENT NO. TWO, WAIVER AND CONSENT (this "Amendment"), is made as of November 30, 1995, by and between Toomim Research Group, a partnership ("Licensor") and Myo Diagnostics, Inc., a California corporation ("Licensee").

                                       RECITALS

    A. WHEREAS, Licensor and Licensee are parties to that certain Licensing Agreement, dated as of October 31, 1993 (the "Licensing Agreement"); and

    B. WHEREAS, the Licensing Agreement was assigned by Licensee to Myo Diagnostics Ltd., A Limited Partnership, a California partnership, (the "Partnership"} with the consent of Licensor; and

    C. WHEREAS, the Partnership has dissolved and the License Agreement has been assigned to the Licensee; and

    D. WHEREAS, Licensor and Licensee desire to amend the License Agreement in certain respects, and Licensor is willing to waive compliance with certain provisions of the License;

    NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

    1.   Paragraph 4 of the Agreement is hereby deleted.

    2. Licensor hereby represents and warrants to Licensee that this Amendment has been duly executed and delivered by Licensor and that the License Agreement, as amended or modified by this Amendment constitutes the legal, valid, and binding obligation of Licensor, enforceable against Licensor accordance with its terms.

    3. Licensee hereby represents and warrants to Licensee that this Amendment has been duly executed and delivered by Licensor and that the License Agreement, as amended or modified by this Amendment constitutes the legal, valid, and binding obligation of Licensee, enforceable against Licensee accordance with its terms.

    IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

TOOMIM RESEARCH GROUP                  MYO DIAGNOSTICS, INC.
(Licensor)                                  (Licensee)


BY:/s/ Hershel Toomim                  BY:/s/ Gerald D. Appel
   -----------------------                -----------------------
    Hershel Toomim                          Gerald D. Appel
                                                  President


/s/ Daniel J. Levendowski
--------------------------
Daniel J. Levendowski



/s/ Gerald D. Appel
--------------------------
Gerald D. Appel